“Modified” PROPOSAL

That ICLogistics, Inc. and id-Confirm Inc., agree to both companies working together to advance their individual positions within the industry of “Net-Centric” and “Biometric” technology. That agreement will include, but not be limited to, the following:

•

ICLogistics, Inc., will utlilize the company’s working relationship with Talisen Technologies, Boeing, and Raytheon Industries to provide “pilot” testing platforms for id-Confirm, Inc. Additionally, ICLogistics will utilize its business relationships with the Department of Defense (DOD) and Department of State (DOS) to generate “pilot” testing opportunities for id-Confirm, Inc. at selected military bases, embassies, facilities, and structures globally.

•

ICLogistics, Inc., will include iD-Confirm, Inc. in its international business opportunity with the country of Bulgaria, thereby enabling iD-Confirm to establish and develop a global presence in Europe.

•

ICLogistics, Inc. will establish additional “pilot” testing opportunities. Including approaching two airports within the United States (in Illinois at Mid America airport and Scott Air Force Base) to demonstrate the capabilities of iD-Confirm’s security system with the intent of securing business opportunities within the Department of Homeland Defense.

•

ICLogistics, Inc. will allow iD-Confirm, Inc., upon equity investment, through its business relationships with the Economic Development Center (EDC) located in St. Croix, VI, to benefit from its communication center and hosting operations.

•

ICLogistics, Inc., will extent infrastructure support in the form of office, hosting and conference facilities, Network Operations Center platforms, Office facilities and space in ICLogistics locations, consulting, strategy, market analysis, benchmarking and other services as required.

This proposal, if agreed upon by both companies, will be placed in effect beginning April 1, 2005, through December 31, 2005. If agreed upon, the parties will meet to discuss financial arrangements required prior to the commencement of this business relationship. It is understood that iD-Confirm is scheduled to begin marketing their product in mid-March 2005, and ICLogistics is prepared to provide support of id-Confirm’s business needs, as well as prepared to being making industry leaders aware on April 1, 2005, of this arrangement between ICLogistics and id-Confirm.

Inner Circle Logistics, Inc. By: Name: John A. Clendenin Title: President & CEO Date: _____________________________	Id-Confirm, Inc. By: /s/ Ronald N. Baird Name: Ronald N. Baird Title: President Date: 03.31.05

Inner Circle Logistics, Inc.

1919 South Grand, Suite 905, St. Louis, MO 63104 * 314-776-6624 * Sport@ICLogistics.com